                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

_X_  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
___  Definitive Information Statement

                         UNIVERSAL CAPITAL CORPORATION
               (Name of Registrant as Specified in Its Charter)

                        UNIVERSAL CAPITAL CORPORATION
                         3507 Frontage Road, Suite 100
                              Tampa, Florida  33607
                                 (813) 282-0855

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 8, 1997

TO THE SHAREHOLDERS OF UNIVERSAL CAPITAL CORPORATION

     Notice is hereby given that a Special Meeting of the Shareholders of Universal Capital Corporation will be held on September 8, 1997, at 9:00 a.m., Eastern Time, at the offices of the Company, 3507 Frontage Road, Suite 100, Tampa, Florida 33607, for the purpose of considering and acting upon the following matters:

     1. A proposed reverse split of the outstanding shares of the Company's Common Stock of 1 for 5.

     2. Merging with a newly-formed Nevada subsidiary for the purpose of changing the Company's domicile from Colorado to Nevada, authorizing 10,000,000 shares of $.0001 par value preferred stock and changing the name to Odyssey Marine Exploration, Inc.

     3.   Approval of the Company's Stock Option Plan.

     4. The transaction of such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

     Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

     Only holders of the Company's no par value Common Stock of record at the close of business on August 25, 1997, will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof. If you cannot attend the meeting in person, we are not asking that you send us a proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              John C. Morris, President

Tampa, Florida
August 25, 1997

                     UNIVERSAL CAPITAL CORPORATION
                      3507 Frontage Road, Suite 100
                          Tampa, Florida  33607
                             (813) 282-0855

                          INFORMATION STATEMENT

                    SPECIAL MEETING OF SHAREHOLDERS
                            SEPTEMBER 8, 1997

                  WE ARE NOT ASKING YOU FOR A PROXY AND
                YOU ARE REQUESTED NOT TO SEND US A PROXY

                               INTRODUCTION

     This Information Statement is being sent to the Shareholders of Universal Capital Corporation, a Colorado corporation (the "Company"), in connection with the Company's Special Meeting of Shareholders to be held at the offices of the Company, 3507 Frontage Road, Suite 100, Tampa, Florida 33607, on Monday, September 8, 1997, at 9:00 a.m., Eastern Time ("Special Meeting"), and
any adjournment thereof.   The purposes of the Special Meeting are stated in
the Notice of Special Meeting. This Information Statement will be mailed to the Company's shareholders on August 27, 1997.

     The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of the Company's no par value common stock (the "Common Stock"). The close of business on August 25, 1997, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 41,325,008 shares of Common Stock issued and outstanding.

     Each shareholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. Cumulative voting is not permitted. The presence at the Special Meeting of the holders of a majority of the number of shares entitled to vote outstanding as of the record date will constitute a quorum for transacting business.

VOTING REQUIREMENTS

     The affirmative vote of the holders of the following number of shares of Common Stock entitled to vote is required for the following designated actions:

         Action to be Taken                       Vote Required

     Approval of Reverse Split          Majority of Common Stock Outstanding

     Approval of Plan of Merger         Majority of Common Stock Outstanding
     with Nevada Subsidiary

     Approval of Stock Option Plan      Majority of Common Stock Represented
                                        at Meeting

     The affirmative vote of the majority of the shares represented at the Special Meeting will be required to approve any other matters that come before the Special Meeting. The Company's management holds shares of Common Stock representing approximately 57% of the shares entitled to vote at the Special Meeting, and have indicated that they will vote for the approval of each of the proposals.

                       SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 15, 1997, as to the shares of the Common Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's shares, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Each person has sole voting and investment power with respect to the shares shown except as noted.

   Name and Address              Amount of Beneficial       Percentage
  of Beneficial Owner                Ownership               of Class
John C. Morris                         4,614,200 <FN1>         11.2%
3507 Frontage Road, Suite 100
Tampa, Florida  33607

Gregory P. Stemm                       8,356,198 <FN2>         20.2%
4912 South Melrose Avenue
Tampa, Florida  33629

William C. Callari                     8,047,185  <FN3>        19.5%
210 West Front Street
Red Bank, New Jersey  07701

E. Eugene Cooke                        1,995,713                4.8%
3901 Old Gun Road West
Midlothian, Virginia  23113

Brad Baker                               193,132                 *
P.O. Box 819
Nokomis, Florida  34274

Gerald Goodman                           321,894                 *
Meridian Center I
Two Industrial Way West
Eatontown, New Jersey  07724

All Directors and Executive           23,721,454 <FN1>         57.4%
Officers of the Company as a                     <FN2><FN3>
Group (7 Persons)
__________________

*  Less than 1%
<FN1>
Includes 4,570,745 shares held of record by John C. Morris and 43,455 shares owned beneficially by Mr. Morris by virtue of his 45% interest in shares held by Estimated Prophet, Inc.
<FN2>
Includes 630,906 shares held of record by Greg and Laurie Stemm, and 7,725,292 shares held by Adamic Capital Ltd., a limited partnership for which Gregory Stemm serves as general partner.
<FN3>
Includes 4,957,068 shares held of record by William Callari and 3,090,117 shares held by the William C. Callari Irrevocable Family Trust of which Mr. Callari serves as trustee.

                     REVERSE STOCK SPLIT

     The Board of Directors has proposed, subject to Shareholder approval, a one for five reverse split of the outstanding shares of the Company's Common Stock. There are presently 41,325,008 shares outstanding, and the reverse split will therefore reduce this number to approximately 8,265,100 shares. No fractional shares will be issued and instead a whole share will be issued to any Shareholder entitled to a fraction of a share.

     The reverse split is being proposed because the Board of Directors believes that the current per share price level adversely affects the marketability of the Company's Common Stock. With the current regulations dealing with "penny stocks" it is difficult to find brokerage firms which will trade or make a market in a stock which is not listed on Nasdaq or one of the exchanges and which trades below $5.00 per share. However, there can be no assurance that the price will increase above $5.00 or remain over $5.00 after the reverse split.

     A reverse stock split has no federal income tax consequences in that it is a non-taxable distribution of the Company's stock under Section 305 of the Internal Revenue Code. A shareholder's basis in each 5 shares before the reverse split will become the basis in one share after the reverse split.

                               PLAN OF MERGER

     The Company is in the process of setting up a Nevada subsidiary under the name Odyssey Marine Exploration, Inc. ("Odyssey") for the primary purpose of changing the domicile of the Company from Colorado to Nevada. Odyssey will have 100,000,000 shares of $.0001 par value common stock authorized and 10,000,000 shares of $.0001 par value preferred stock.

     The Board of Directors of the Company has approved a merger with Odyssey, subject to the approval of the Company's shareholders. Pursuant to the merger, on the effective date of the merger each five shares of the Company's Common Stock will become one share of Odyssey common stock. Odyssey will be the surviving corporation. The Certificate of Incorporation of Odyssey will be the Certificate of Incorporation of the surviving corporation.

     The proposed merger will qualify as a tax free reorganization under
Section 368(a)(1)(F) of the Internal Revenue Code. Thus, the exchange of stock certificates by the shareholders of the Company for Odyssey stock will result in no gain or loss. Each shareholder's basis in their stock will be the same as before the merger.

     The affirmative vote by the holders of a majority of the shares of the Company's Common Stock outstanding is required to approve the merger. Since the only shareholder of Odyssey is the Company, no approval of any other shareholders is required.

DIFFERENCES BETWEEN COLORADO AND NEVADA LAW

     There are differences in the rights of shareholders under Colorado and Nevada law. The rights of a holder of shares of the Company's Common Stock are presently governed by the laws of the State of Colorado, the state of incorporation of the Company, whereas the rights of a holder of shares of the Company after the proposed merger with Odyssey will be governed by the laws of the State of Nevada.

     The following summary does not purport to be a complete statement of all the differences between the Nevada and Colorado laws, nor does it purport to be a complete statement of the provisions of the two statutes which it compares. All statements are qualified in their entirety by the laws of Nevada and Colorado, and reference is made to those laws for a complete statement of their provisions.

     AMENDMENTS TO THE ARTICLES OR CERTIFICATE OF INCORPORATION. In order to amend the certificate of incorporation of a Nevada corporation, the holders of a majority of the outstanding stock, and a majority of the outstanding stock of each class entitled to vote as a class thereon, must vote in favor of the amendment. Under Colorado law, the holders of two-thirds of all of the shares of stock entitled to vote, and two-thirds of the shares of each class entitled to vote as a class, must vote in favor of the amendment. The two-thirds affirmative vote requirement may be reduced (but not to less than a majority) by a provision in the articles of incorporation of a Colorado corporation.
The Company's Articles of Incorporation does presently contain such a provision.

     APPROVAL OF MERGER, CONSOLIDATION OR SALE OF ASSETS. Nevada law generally requires only a majority vote of stockholders to approve a merger, consolidation or sale of all or substantially all of a corporation's assets. Before a Colorado corporation can merge or consolidate with another corporation, or sell all or substantially all of its assets, the action generally must be approved by the holders of two-thirds of the shares of the corporation entitled to vote and two-thirds of each class of stock entitled to vote as a class. The two-thirds affirmative vote requirement may be reduced (but not to less than a majority) by a provision in the articles of incorporation of a Colorado corporation, and the Company's Articles of Incorporation presently contains such a provision.

     APPRAISAL RIGHTS. In general, the stockholders of a Nevada corporation have the right to dissent from a merger or consolidation and be paid the fair market value of their shares (as determined by a judicial appraisal proceeding) in cash. No appraisal rights are available in connection with a sale of all or substantially all of the assets of a Nevada corporation, or for the holders of any class of stock which, at the record date for a meeting at which a merger or consolidation is to be approved, is listed on a national securities exchange, or is held of record by more than 2,000 stockholders. Under Colorado law, dissenters generally have a right of appraisal in connection with a merger or consolidation or the sale of all or substantially all the assets of a corporation. Under Colorado law, no appraisal rights are available for the stockholders of the surviving corporation in connection with a merger on which a vote of such stockholders is not required.

     STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS. Nevada law provides that any stockholder of record who holds at least 15% of the outstanding shares, or who has been authorized in writing by the holders of at least 15% of the shares, may demand to examine the corporation's books and records. If management of the corporation refuses, the stockholder can compel release of the books by court order. Under Colorado law, any person who has been a stockholder of the corporation for three months, or who owns at least 5% of the corporation's outstanding stock, or who has obtained a court order for good cause without meeting these requirements, may examine the corporation's books.

     QUORUM OF DIRECTORS. Nevada law provides that a corporation's bylaws can provide that a quorum at meetings of directors shall consist of less than a majority. Colorado law requires that a majority of the corporation's directors must be present in order to establish a quorum, unless the articles of incorporation or bylaws require a greater number.

     QUORUM OF STOCKHOLDERS. Nevada law provides that the proportion of stockholders whose presence is required in order to establish a quorum at stockholders' meetings can be specified in the articles of incorporation, or in the bylaws, which may be amended by the directors of a corporation if power to amend the bylaws is granted to the directors in the certificate of incorporation. If not specified in the articles of incorporation or bylaws, a majority of the shares entitled to vote shall constitute a quorum. Under Colorado law, unless otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, is required to establish a quorum.

     STOCKHOLDER ACTION BY WRITTEN CONSENT. Under Nevada law, if a written consent authorizing the adoption of stated resolutions is signed by holders of the corporation's outstanding stock controlling at least the number of votes that would have been necessary to approve such resolutions at a meeting at which all stockholders were entitled to vote, the written consent may be used in lieu of holding such a meeting. Under Colorado law, however, in order to authorize action without a meeting of stockholders, all of the stockholders entitled to vote thereon must execute the written consent.

     CUMULATIVE VOTING. Nevada law provides that cumulative voting in the election of directors is allowed only when specifically provided in the articles of incorporation. Colorado law requires cumulative voting in the election of directors unless the articles of incorporation negate cumulative voting (the Company's Articles of Incorporation provide that cumulative voting shall not be allowed).

     Control Share Acquisitions and Combinations with Interested Shareholders. Nevada law provides for limitations on voting rights of persons who acquire a controlling interest in a Nevada corporation under certain circumstances and also restricts business combinations involving persons who acquire a controlling interest. Colorado law does not contain any similar provisions.

                      RIGHTS OF DISSENTING SHAREHOLDERS

     Section 7-113-102 of the Colorado Business Corporation Act (the "Act") grants certain rights to obtain payment for their shares to dissenting shareholders of a Colorado corporation (such as the Company) with respect to any plan of merger and sales of all, or substantially all, of such corporation's assets. Strict statutory procedures set forth in Section 7-113-202 of the Act must be followed by dissenting shareholders and failure to do so will result in forfeiture of their rights to payment, and cause such shareholders to be bound by such actions. A shareholder may assert his rights to payment with respect to all or a portion of the shares held by him. Please read the attached Exhibit A carefully if you are considering dissenting.

     FAILURE TO FILE THE REQUIRED DOCUMENTS AND TO SUBMIT SUCH SHARES WITHIN THE SPECIFIED TIME PERIODS MAY AUTOMATICALLY CAUSE A TERMINATION OF DISSENTERS' RIGHTS. ADDITIONALLY, A VOTE IN FAVOR OF THE PROPOSED SALE OR MERGER WILL CONSTITUTE A WAIVER OF THE SHAREHOLDERS' RIGHTS UNDER THE ACT AS TO SUCH ACTION, BUT A FAILURE TO VOTE AGAINST THE PROPOSED MERGER WILL NOT. A VOTE AGAINST THE PROPOSED MERGER WILL NOT SATISFY THE REQUIREMENTS OF A WRITTEN OBJECTION AT OR PRIOR TO THE MEETING AND A WRITTEN DEMAND AND DEPOSITING OF CERTIFICATES WITHIN THE TIME SET FORTH IN THE NOTICE TO OBJECTING SHAREHOLDERS.

VOTING AND BOARD OF DIRECTORS RECOMMENDATIONS

     An affirmative vote of a majority of the shares of the outstanding common stock will be required to approve the proposed reverse split and the merger with the Nevada subsidiary.

     The Board of Directors recommends approval of the proposed reverse split and the merger with the Nevada subsidiary.

                      APPROVAL OF 1997 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In July 1997, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1997 Plan") subject to approval of the Company's shareholders. The Board of Directors believes that the 1997 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1997 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1997 Plan may not exceed 2,000,000 shares (after the proposed 1 for 5 reverse split), subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

     The Board of Directors may amend the 1997 Plan at any time, provided that the Board may not amend the 1997 Plan to materially increase the number of shares available under the 1997 Plan, materially increase the benefits accruing to Participants under the 1997 Plan, or materially change the eligible class of employees without shareholder approval.

     No options have been granted under the 1997 Plan as of August 15, 1997.

VOTING AND BOARD OF DIRECTORS RECOMMENDATIONS

     Approval of the 1997 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommend a vote FOR approval of the 1997 Plan.

                            SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of the shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                                OTHER BUSINESS

     As of the date of this Information Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. A majority vote of the shares represented at the Meeting is necessary to approve any such matters.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               John C. Morris, President
Tampa, Florida
August 25, 1997